Exhibit 5.1

May 17, 2012

Boston Properties, Inc.

Boston Properties Limited Partnership

The Prudential Center

800 Boylston Street, Suite 1900

Boston, MA 02199-8103

Re:	Securities Being Registered under Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a combined Registration Statement on Form S-8, Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-54550), as filed by Boston Properties, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on January 29, 2001, and Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-148926), as filed by Boston Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), with the Commission on January 29, 2008, (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof relating to the issuance of (i) an aggregate amount of shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company and LTIP Units of the Partnership (the “LTIP Units”) equal to the Aggregate Amount that are issuable pursuant to the Boston Properties, Inc. 2012 Stock Option and Incentive Plan (the “2012 Plan”), (ii) a number of common units of limited partnership interest of the Partnership (the “Common Units”), equal to the number of LTIP Units, that are issuable upon conversion of the LTIP Units pursuant to the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, restated and supplemented (the “Partnership Agreement”) and (iii) a number of shares of Common Stock (the “Exchange Shares”), equal to the number of Common Units, that are issuable upon exchange of the Common Units from time to time by the Company to the extent that the holders of the Common Units, in accordance with the terms of the Partnership Agreement, tender the Common Units to the Partnership for redemption and the Company exercises its contractual right to acquire such tendered Common Units in exchange for the Exchange Shares pursuant to the Partnership Agreement. “Aggregate Amount” shall mean the number equal to the sum of (i) 6,500,000, plus (ii) the number of shares of Common Stock, up to a maximum of 2,500,000, reserved for issuance under the 2012 Plan pursuant to clauses (ii) and (iii) of the first sentence of Section 3(a) thereof.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company, the general partner of the Partnership.

For purposes of the opinions set forth below, we have assumed that no shares of Common Stock are issued or committed to be issued after the date hereof (other than the Shares, the Exchange Shares and any shares reserved for future issuance by the Company as of the date hereof) and the Company does not take any action after the date hereof to reduce the number of authorized shares of Common Stock.

The opinion set forth below is limited to the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act.

Based on the foregoing, we are of the opinion that (i) the Shares have been duly authorized and, upon issuance and delivery against receipt of consideration therefor (which is not less than par value) in accordance with the terms of the 2012 Plan, will be validly issued, fully paid and nonassessable, (ii) the Exchange Shares have been duly authorized and, upon issuance and delivery upon the exchange of the Common Units in accordance with the terms of the Partnership Agreement, will be validly issued, fully paid and nonassessable, (iii) upon issuance and delivery of the LTIP Units in accordance with the terms of the 2012 Plan and the Partnership Agreement, the LTIP Units will be validly issued and the holders of LTIP Units will have no obligation to make any further payments for the acquisition of the LTIP Units or contributions to the Partnership solely by reason of their ownership of LTIP Units and (iv) upon issuance and delivery of the Common Units upon the conversion of the LTIP Units in accordance with the terms of the Partnership Agreement, the Common Units will be validly issued and the holders of Common Units will have no obligation to make any further payments for the acquisition of the Common Units or contributions to the Partnership solely by reason of their ownership of Common Units.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP